UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2010

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2378-A Qume Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (408) 428-9725

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 19, 2010, NeoMagic Corporation (the “Company”) filed a current report on Form 8-K (the “Original Report”) disclosing, among other things, that Charles F. Bellavia and Scott Sullinger were appointed to the Company’s Board of Directors (the “Board”) effective August 30, 2010.  At the time of the Original Report, the Board had not yet determined the committee(s) of the Board on which Messrs. Bellavia and Sullinger would serve.  This amendment to Form 8-K is being filed to update the disclosures provided in the Original Report.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 1, 2010, the Board appointed Messrs. Bellavia and Sullinger to our Nominating and Governance Committee.  In conjunction with their appointment to our Nominating and Governance Committee, Messers. Bellavia and Sullinger have each been granted a non-qualified stock option for the purchase of 80,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the closing price of the Company’s common stock on September 2, 2010.  Assuming continued service on the Company’s Board, such options will vest at the rate of 1/24th monthly for twenty-four months so that the options shall be exercisable in full in the 24th month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	September 03, 2010	/s/ Syed Zaidi
SYED ZAIDI
President and Chief Executive Officer